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                                                                    EXHIBIT 23.2


                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Tescorp, Inc.:

We consent to the use of our report included herein and incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus and in the registration statement.






Austin, Texas
August 11, 1997